Exhibit 99.1

Clearway Energy, Inc. Reports Third Quarter 2019 Financial Results and

Initiates 2020 Financial Guidance

•	Maintaining 2019 and Initiating 2020 CAFD Guidance
•	Reached commercial operations at the Hawaii Solar Phase I Oahu project; Repowering 1.0 remains on schedule
•	Signed new thermal energy services agreement with owner of Four Seasons Cayo Largo
•	Repurchased the outstanding non-recourse project financing for Agua Caliente Borrower 2
•	Announced sales of Energy Center Dover and a 6 MW distributed solar project
•	Partnered with Global Infrastructure Partners III to reduce future capital requirements for Carlsbad via a new non-resource financing
•	Elected not to pursue Mesquite Star drop down offer from Clearway Group
•	Declared quarterly dividend of $0.20 per share in fourth quarter 2019

PRINCETON, NJ — November 6, 2019 — Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported third quarter 2019 financial results, including Net Income of $35 million, Adjusted EBITDA of $300 million, Cash from Operating Activities of $224 million, and Cash Available for Distribution (CAFD) of $177 million, which includes adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy.

"During the third quarter, Clearway delivered strong operational results while also advancing the long-term growth prospects of the Company,” said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. “Operationally, I’m pleased to report that strong performance across all of our operating segments resulted in quarterly financial performance above our expectations. For growth, due to the success in raising attractively priced, new investment grade rated non-recourse back-leverage financing at Carlsbad, Clearway’s total corporate capital requirement for this future acquisition has now been reduced by over $200 million allowing the Company to potentially acquire Carlsbad at a price that is more manageable given the current capital constraints resulting from the PG&E bankruptcy. Because of this opportunity, and due to the existing capital constraints on the Company, we continue to work with Clearway Group on optimizing the ROFO pipeline for investment timing that is more aligned to when the capital constraints are no longer an issue. Consistent with this approach we are focusing on the existing ROFO opportunities with funding dates required in late 2020 and 2021. As a result, we have elected to no longer pursue the Mesquite Star acquisition from Clearway Group. That said, as we move into 2020, and await the final resolution of the PG&E bankruptcy process, the execution of the Company’s existing commitments, the future addition of Carlsbad, and the ROFO pipeline will position Clearway for long term dividend growth.”

Overview of Financial and Operating Results

Segment Results

Table 1: Net (Loss) Income

(In millions)	Three months ended		Nine months ended
Segment	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Conventional	41	39	97	107
Renewables	6	55	(70)	131
Thermal	5	10	(5)	24
Corporate	(17)	(55)	(70)	(117)
Net Income (Loss)	$35	$49	$(48)	$145

Table 2: Adjusted EBITDA

(In millions)	Three months ended		Nine months ended
Segment	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Conventional	85	81	230	225
Renewables	201	195	503	524
Thermal	18	20	50	50
Corporate	(4)	(6)	(14)	(16)
Adjusted EBITDA	$300	$290	$769	$783

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three months ended		Nine months ended
(In millions)	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Cash from Operating Activities	224	215	374	396
Cash Available for Distribution (CAFD)[1]	177	156	232	250

For the third quarter of 2019, the Company reported Net Income of $35 million, Adjusted EBITDA of $300 million, Cash from Operating Activities of $224 million, and CAFD of $177 million, which includes adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy. Net Income was lower than the third quarter of 2018 primarily driven by non-cash changes in the fair value of interest rate swaps. This was partially offset by lower transaction and integration costs versus the same period in 2018. Adjusted EBITDA results in the third quarter of 2019 were higher than the same period in 2018 primarily due to the contribution of growth investments and higher availability at the Conventional segment. In the third quarter of 2019, CAFD results were higher than 2018 primarily due to higher Adjusted EBITDA and lower debt service resulting from the tendering and repayment of the 2019 Convertible Notes.

Operational Performance

Table 4: Selected Operating Results

(MWh and MWht in thousands)	Three months ended		Nine months ended
	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Equivalent Availability Factor (Conventional) [2]	99.4%	97.0%	93.8%	93.2%
Renewables Generation Sold (MWh)[3]	1,786	1,801	5,183	5,725
Thermal Generation Sold (MWh/MWht)	605	514	1,776	1,611

In the third quarter of 2019, availability at the Conventional segment was higher than the third quarter of 2018 primarily due to improved availability at El Segundo. Also, during the third quarter, generation in the Renewables segment was above median expectations but 1% lower than the third quarter of 2018 due to higher than normal wind resources in the same period in 2018. Further impacting production during the third quarter of 2019 was downtime related to construction activities at Elbow Creek and Wildorado under the Repowering 1.0 partnership.

Liquidity and Capital Resources

Table 5: Liquidity

(In millions)	September 30, 2019	December 31, 2018
Cash and cash equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$32	$298
Subsidiaries	116	109
Restricted cash:
Operating accounts	78	84
Reserves, including debt service, distributions, performance obligations and other reserves	171	92
Total cash, cash equivalents and restricted cash	$397	$583
Revolving credit facility availability	443	454
Total liquidity	$840	$1,037

Total liquidity as of September 30, 2019 was $840 million, $197 million lower than as of December 31, 2018. This reduction was primarily due to the repayment, with cash on hand, of $220 million in outstanding 2019 Convertible Notes and funding of committed growth investments.

As of September 30, 2019, the Company's liquidity includes a restricted cash balance of $249 million, of which $147 million relates to subsidiaries affected by the PG&E bankruptcy. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of September 30, 2019, these restricted funds were comprised of $78 million designated to fund operating expenses, approximately $70 million designated for current debt service payments, and $53 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $48 million is held in distribution accounts, of which $36 million related to subsidiaries affected by the PG&E bankruptcy.

Potential future sources of liquidity include excess operating cash flow, the existing ATM program, of which $36 million remained available as of November 6, 2019, availability under the revolving credit facility, and, subject to market conditions, new corporate financings.

[1]	Includes adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy
[2]	Excludes unconsolidated projects
[3]	Generation sold excludes MWh that are reimbursable for economic curtailment

PG&E Bankruptcy Update

As of November 6, 2019, the Company’s contracts with PG&E have operated in the normal course and the Company currently expects these contracts to continue as such. However, unless such lenders for the related project-level debt otherwise agree, distributions to the Company from these projects may not be made during the pendency of the bankruptcy. These restrictions, therefore, have resulted in the Company accumulating less unrestricted cash and thus decreased the Company’s corporate liquidity and cash available for shareholder dividends and growth investments. The Company has entered into forbearance agreements for certain project-level financing arrangements and continues to seek similar agreements with the lenders for the remaining project-level financing arrangements affected by the PG&E bankruptcy. The Company continues to assess the potential future impacts of the PG&E bankruptcy filing as events occur.

Update to Growth Investments

Carlsbad Energy Center Update

On November 4, 2019, Carlsbad Energy Holdings LLC, a subsidiary of Global Infrastructure Partners III (GIP) and owner of the 527 MW Carlsbad Energy Center (Carlsbad), issued $216 million of investment grade rated, senior secured, non-recourse notes. These notes bear an interest rate of 4.21% and are fully amortizing over 19 years. As previously disclosed, the Company executed an equity backstop agreement with GIP for the future acquisition of Carlsbad. Pursuant to the terms previously agreed by and between the Company and GIP, the Company maintains the option until August 2020 to acquire Carlsbad from GIP. Should the Company not exercise the call right to acquire the asset by August 2020, Carlsbad will become part of the Company’s ROFO pipeline thereafter. As a result of the non-recourse financing, the Company expects the cash consideration for the potential acquisition to be approximately $180 million plus the assumption of non-recourse debt subject to purchase price adjustments. After the new non-recourse financing, the project has a five-year average annual asset CAFD profile of approximately $27 million.

Hawaii Solar Phase I ROFO Acquisition Update

On September 19, 2019, the Oahu Partnership, which is part of the previously disclosed Hawaii Solar Phase I ROFO Acquisition, commenced commercial operations. In the aggregate, the Hawaii Solar Phase I ROFO Acquisition totals approximately 80 MW of utility-scale solar projects located in Kawailoa and Oahu, Hawaii and is being purchased from Clearway Group for a total cash consideration of approximately $29 million plus the assumption of non-recourse debt of $169 million. The purchase price for the Hawaii Solar Phase I projects will be funded with existing liquidity. The projects are expected to have a five-year average annual asset CAFD of approximately $2.7 million prior to corporate financing beginning January 1, 2020.

Signed Agreement with the Owner of Four Seasons Cayo Largo

On September 18, 2019, the Company entered into a 15-year tolling agreement with a hotel owner to supply chilled water, hot water and electricity through a dedicated combined heat and power facility to be constructed in Fajardo, Puerto Rico. The Company anticipates the project will require approximately $13 million in capital and is expected to commence commercial operations by the second half of 2020. Once operational, the project is expected to have a five-year average annual asset CAFD of approximately $1.4 million on an unlevered basis prior to corporate financing beginning January 1, 2021.

Repowering 1.0 Partnership Update

On June 17, 2019, the Company, through an indirect subsidiary, entered into binding equity commitment agreements in the previously announced partnership with Clearway Group to enable the repowering of two of the Company's existing wind assets, Wildorado and Elbow Creek, which total a combined 283 MW. As part of the transaction, a subsidiary of the Company entered into a financing agreement for construction debt. The construction financing was in part used to reduce outstanding principal at the existing Viento project financing through the removal of Wildorado from the Viento collateral package. In connection with the completion of this financing, and after taking into account the reduction in debt service in 2019 resulting from the partial repayment of the Viento financing, the Company committed to invest an estimated $111 million in net corporate capital to fund the repowering of the wind facilities, subject to closing adjustments. The assets under the transaction are expected to reach COD by early 2020 and contribute incremental asset CAFD on a five-year average annual basis of approximately $12 million beginning January 1, 2020.

DG Investment Partnerships with Clearway Group

During the third quarter of 2019, the Company invested approximately $4 million in the DG investment partnerships with Clearway Group, bringing total capital invested to $256 million4 in these investment partnerships. As of September 30, 2019, through the existing partnership agreements, the Company owns approximately 253 MW5 of distributed and community solar capacity with a weighted average contract life of approximately 19 years.

Mesquite Star Drop Down Offer Update

On June 18, 2019, Clearway Group offered the Company the opportunity to purchase 100% of CEG's interests in Mesquite Star Pledgor LLC, which owns the Mesquite Star wind project, a 419 MW utility scale wind facility expected to reach COD in 2020. Due in part to ongoing capital constraints related to the PG&E situation and the prioritization of capital requirements targeted for the second half of 2020 and beyond, the Company has elected to forgo the opportunity to acquire the project.

[4]	Excludes $26 million for 14 MW of residential solar leases acquired outside of partnerships
[5]	Based on cash to be distributed; excludes 14 MW of residential solar leases acquired outside of partnership

Asset Divestitures

Sale of Energy Center Dover and Interests in Energy Center Smyrna

On September 5, 2019, the Company entered into an agreement with DB Energy Assets, LLC, which is jointly owned by DCO Energy, LLC and a subsidiary of Basalt Infrastructure Partners II GP Limited, to sell 100% of its interests in Energy Center Dover LLC and Energy Center Smyrna LLC. Energy Center Dover LLC owns a 103 MW natural gas facility located in Dover, Delaware. The transaction is subject to standard regulatory approvals and the completion of certain maintenance activities.

Sale of HSD Solar Holdings, LLC assets

On October 8, 2019, the Company, through HSD Solar Holdings, LLC ("HSD") sold 100% of its interests in certain distributed generation solar facilities totaling 6 MW to the off-taker under the PPA, for a cash consideration of $20 million. The sale took place as a result of the off-taker exercising its right of purchase pursuant to the PPA. In conjunction with the sale, the Company repaid in full the non-recourse lease financing debt associated with the HSD projects, as well as the remaining 3 MW of projects residing in the Apple I LLC portfolio. Net of cash released at closing, the Company paid $23 million to terminate this financing.

Financing Update

Agua Caliente Borrower 2 Repayment

On October 21, 2019, the Company, through Agua Caliente Borrower 2 LLC, repaid $40 million of the outstanding note balance, including accrued interest and premiums, under the Agua Caliente Borrower 2 non-recourse project financing. The repayment was funded with existing liquidity and will result in approximately $3.5 million in annual debt service savings, the savings of which will be available to corporate liquidity upon the project level event of default resulting from the PG&E bankruptcy being cured.

Quarterly Dividend

On October 29, 2019, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.20 per share payable on December 16, 2019, to stockholders of record as of December 2, 2019. The Company will continue to assess the level of the dividend pending developments in the PG&E Bankruptcy, including the Company's ability to receive unrestricted project distributions.

Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as variability in renewable energy resources. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•	Higher summer capacity prices from conventional assets;
•	Higher solar insolation during the summer months;
•	Higher wind resources during the spring and summer months;
•	Debt service payments which are made either quarterly or semi-annually;
•	Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•	Receipt of distributions from or generated by unconsolidated affiliates impacted by the PG&E bankruptcy

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

2019 and 2020 Financial Guidance

The Company is maintaining its 2019 full year CAFD guidance of $250 million.

The Company is also initiating 2020 CAFD guidance of $295 million. Financial guidance factors in the impact of the divestitures and financing updates described above and the contribution of committed growth investments based on the current expected closing timelines. This CAFD guidance does not factor in other potential growth, including the Carlsbad transaction. CAFD guidance also does not factor in other portfolio cash flow drivers beyond 2020 or the impact of future permanent capital formation.

Financial guidance for 2019 and 2020 assumes that all CAFD related to the projects impacted by the PG&E Bankruptcy is realized and continues to be based on median renewable energy production estimates.

Earnings Conference Call

On November 6, 2019, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is a leading publicly-traded energy infrastructure investor focused on modern, sustainable and long-term contracted assets across North America. Clearway Energy’s environmentally-sound asset portfolio includes over 7,000 megawatts of wind, solar and natural gas-fired power generation facilities, as well as district energy systems. Through this diversified and contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor Global Infrastructure Partners III (GIP), an independent infrastructure fund manager that invests in infrastructure and businesses in both OECD and select emerging market countries, through GIP’s portfolio company, Clearway Energy Group.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms.  Such forward-looking statements include, but are not limited to, statements regarding impacts resulting from the PG&E bankruptcy, the benefits of the relationship with Global Infrastructure Partners III (GIP) and GIP’s expertise, the Company’s future relationship and arrangements with GIP and Clearway Energy Group, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, impacts relating to the PG&E bankruptcy, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, the Company's ability to access capital markets, cyber terrorism and inadequate cybersecurity, the ability to engage in successful acquisitions activity, unanticipated outages at its generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions (including receipt of third party consents and regulatory approvals), the Company's ability to enter into new contracts as existing contracts expire, risk relating to the Company's relationships with GIP and Clearway Energy Group, the Company's ability to successfully transition services previously provided by NRG, the Company's ability to acquire assets from GIP, Clearway Energy Group or third parties, the Company's ability to close drop down transactions, and the Company's ability to maintain and grow its quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and Cash Available for Distribution are estimates as of today’s date, August 6, 2019, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the SEC.

# # #

Contacts:

Investors:	Media:
Akil Marsh	Zadie Oleksiw
investor.relations@clearwayenergy.com	media@clearwayenergy.com
609-608-1500	202-836-5754

CLEARWAY ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except per share amounts)	2019	2018	2019	2018
Operating Revenues
Total operating revenues	$296	$292	$797	$824
Operating Costs and Expenses
Cost of operations	86	84	249	247
Depreciation and amortization	112	84	285	247
Impairment losses	-	-	19	-
General and administrative	7	6	20	17
Transaction and integration costs	-	17	2	19
Development costs	1	1	4	1
Total operating costs and expenses	206	192	579	531
Operating Income	90	100	218	293
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	38	32	52	65
Other income, net	2	2	6	4
Loss on debt extinguishment	-	-	(1)	-
Interest expense	(106)	(74)	(337)	(200)
Total other expense, net	(66)	(40)	(280)	(131)
Income (Loss) Before Income Taxes	24	60	(62)	162
Income tax (benefit) expense	(11)	11	(14)	17
Net Income (Loss)	35	49	(48)	145
Less: Pre-acquisition net income of Drop Down Assets	-	-	-	4
Net Income (Loss) Excluding Pre-acquisition Net Income of Drop Down Assets	35	49	(48)	141
Less: Income (Loss) attributable to noncontrolling interests	(4)	28	(43)	25
Net Income (Loss) Attributable to Clearway Energy, Inc.	$39	$21	$(5)	$116
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35	35	35
Weighted average number of Class C common shares outstanding - basic	73	69	73	67
Weighted average number of Class C common shares outstanding - diluted	75	69	73	77
Earnings (Losses) per Weighted Average Class A and Class C Common Share - Basic	$0.36	$0.20	$(0.04)	$1.14
Earnings (Losses) per Weighted Average Class A Common Share - Diluted	0.36	0.20	(0.04)	1.14
Earnings (Losses) per Weighted Average Class C Common Share - Diluted	0.36	0.20	(0.04)	1.10
Dividends Per Class A Common Share	0.20	0.32	0.60	0.927
Dividends Per Class C Common Share	$0.20	$0.32	$0.60	$0.927

CLEARWAY ENERGY, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2019	2018	2019	2018
Net Income (Loss)	$35	$49	$(48)	$145
Other Comprehensive (Loss) Gain
Unrealized (loss) gain on derivatives, net of income tax benefit of $0, $1, $0 and $4	(1)	6	2	30
Other comprehensive (loss) gain	(1)	6	2	30
Comprehensive Income (Loss)	34	55	(46)	175
Less: Pre-acquisition net income of Drop Down Assets	-	-	-	4
Less: Comprehensive (loss) income attributable to noncontrolling interests	(4)	31	(42)	41
Comprehensive Income (Loss) Attributable to Clearway Energy, Inc.	$38	$24	$(4)	$130

CLEARWAY ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$148	$407
Restricted cash	249	176
Accounts receivable — trade	141	104
Accounts receivable — affiliate	3	-
Inventory	43	40
Derivative instruments	1	-
Prepayments and other current assets	34	29
Total current assets	619	756
Property, plant and equipment, net	5,562	5,245
Other Assets
Equity investments in affiliates	1,181	1,172
Intangible assets, net	1,103	1,156
Derivative instruments	-	8
Deferred income taxes	73	57
Right of use assets, net	191	-
Other non-current assets	109	106
Total other assets	2,657	2,499
Total Assets	$8,838	$8,500
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$1,965	$535
Accounts payable — trade	54	45
Accounts payable — affiliate	63	19
Derivative instruments	15	4
Accrued interest expense	49	44
Accrued expenses and other current liabilities	100	57
Total current liabilities	2,246	704
Other Liabilities
Long-term debt	4,143	5,447
Derivative instruments	95	17
Long-term lease liabilities	193	-
Other non-current liabilities	115	108
Total non-current liabilities	4,546	5,572
Total Liabilities	6,792	6,276
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	-	-
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 193,413,843 shares issued and outstanding (Class A 34,599,645, Class B 42,738,750, Class C 73,336,698, Class D 42,738,750) at September 30, 2019 and 193,251,396 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 73,187,646, Class D 42,738,750) at December 31, 2018	1	1
Additional paid-in capital	1,830	1,897
Accumulated deficit	(66)	(58)
Accumulated other comprehensive loss	(17)	(18)
Noncontrolling interest	298	402
Total Stockholders' Equity	2,046	2,224
Total Liabilities and Stockholders' Equity	$8,838	$8,500

CLEARWAY ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2019	2018
	(In millions)
Cash Flows from Operating Activities
Net (loss) income	$(48)	$145
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(52)	(65)
Distributions from unconsolidated affiliates	32	58
Depreciation and amortization	285	247
Right of use asset amortization	5	-
Amortization of financing costs and debt discounts	14	19
Amortization of intangibles and out-of-market contracts	52	52
Adjustment for debt extinguishment	1	-
Impairment losses	19	-
Changes in deferred income taxes	(14)	17
Changes in derivative instruments	101	(39)
Loss (gain) on disposal of asset components	5	(2)
Changes in prepaid and accrued liabilities for tolling agreements	12	8
Changes in other working capital	(38)	(44)
Net Cash Provided by Operating Activities	374	396
Cash Flows from Investing Activities
Acquisitions	(100)	(11)
Partnership interests acquisition	(6)	-
Acquisition of the Drop Down Assets	-	(126)
Buyout of Wind TE Holdco non-controlling interest	(19)	-
Capital expenditures	(200)	(62)
Cash receipts from notes receivable	-	10
Return of investment from unconsolidated affiliates	37	22
Investments in unconsolidated affiliates	(14)	(16)
Other	2	8
Net Cash Used in Investing Activities	(300)	(175)
Cash Flows from Financing Activities
Net (distributions) contributions from noncontrolling interests	(15)	93
Net proceeds from the issuance of common stock under the ATM	-	151
Payments of dividends and distributions	(116)	(174)
Payments of debt issuance costs	(15)	(5)
Proceeds from the revolving credit facility	22	35
Payments for the revolving credit facility	(22)	(90)
Proceeds from the issuance of long-term debt	586	227
Payments for long-term debt	(700)	(385)
Net Cash Used in Financing Activities	(260)	(148)
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(186)	73
Cash, Cash Equivalents and Restricted Cash at beginning of period	583	316
Cash, Cash Equivalents and Restricted Cash at end of period	$397	$389

CLEARWAY ENERGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

 For the Nine months ended September 30, 2019

(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity
Balances at December 31, 2018	$-	$1	$1,897	$(58)	$(18)	$402	$2,224
Net loss	-	-	-	(20)	-	(27)	(47)
Unrealized loss on derivatives, net of tax	-	-	-	-	(1)	(1)	(2)
Buyout of Wind TE Holdco non-controlling interest	-	-	(5)	-	-	(14)	(19)
Capital contributions from tax equity investors, net of distributions, cash	-	-	-	-	-	19	19
Contributions from CEG for Oahu Partnership, non-cash	-	-	-	-	-	12	12
Cumulative effect from change in accounting principle	-	-	-	(2)	-	(1)	(3)
Common stock dividends and distributions	-	-	(22)	-	-	(17)	(39)
Balances at March 31, 2019	$-	$1	$1,870	$(80)	$(19)	$373	$2,145
Net loss	-	-	-	(24)	-	(12)	(36)
Unrealized gain on derivatives, net of tax	-	-	-	-	3	2	5
Distributions from non-controlling interests, net of capital contributions, cash	-	-	-	-	-	(30)	(30)
Contributions from CEG for Kawailoa, Repowering Partnerships, non-cash	-	-	-	-	-	6	6
Stock-based compensation	-	-	1	(1)	-	-	-
Non-cash adjustment for change in tax basis of assets	-	-	2	-	-	-	2
Common stock dividends and distributions	-	-	(21)	-	-	(17)	(38)
Balances at June 30, 2019	$-	$1	$1,852	$(105)	$(16)	$322	$2,054
Net income (loss)	-	-	-	39	-	(4)	35
Unrealized loss on derivatives, net of tax	-	-	-	-	(1)	-	(1)
Distributions from non-controlling interests, net of capital contributions, cash	-	-	-	-	-	(4)	(4)
Contributions from CEG for Kawailoa, Repowering Partnerships, non-cash	-	-	-	-	-	1	1
Stock-based compensation	-	-	1	-	-	-	1
Non-cash adjustment for change in tax basis of assets	-	-	(1)	-	-	-	(1)
Common stock dividends and distributions	-		(22)	-	-	(17)	(39)
Balances at September 30, 2019	$-	$1	$1,830	$(66)	$(17)	$298	$2,046

CLEARWAY ENERGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

 For the Nine months ended September 30, 2018

(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders' Equity
Balances at December 31, 2017	$-	$1	$1,843	$(69)	$(28)	$412	$2,159
Net income (loss)	-	-	-	16	-	(20)	(4)
Pre-acquisition net income of Buckthorn Solar Drop Down Asset	-	-	-	-	-	4	4
Unrealized gain on derivatives, net of tax	-	-	-	-	8	9	17
Payment for the Buckthorn Solar Drop Down Asset	-	-	-	-	-	(42)	(42)
Capital contributions from tax equity investors, net of distributions, cash	-	-	-	-	-	30	30
Distributions and return of capital to NRG, net of contributions, cash	-	-	-	-	-	4	4
Proceeds from the issuance of Class C common stock	-	-	10	-	-	-	10
Non-cash adjustment for change in tax basis of property, plant and equipment	-	-	3	-	-	-	3
Common stock dividends and distributions	-	-	(29)	-	-	(26)	(55)
Balances at March 31, 2018	$-	$1	$1,827	$(53)	$(20)	$371	$2,126
Net income	-	-	-	79	-	17	96
Unrealized gain on derivatives, net of tax	-	-	-	-	3	4	7
Payment for the UPMC Drop Down Asset	-	-	-	-	-	(13)	(13)
Capital contributions from tax equity investors, net of distributions, cash	-	-	-	-	-	79	79
Distributions and return of capital to NRG, net of contributions, cash	-	-	-	-	-	(15)	(15)
Stock-based compensation	-	-	1	-	-	-	1
Proceeds from the issuance of Class C common stock	-	-	65	-	-	-	65
Non-cash adjustment for change in tax basis of property, plant and equipment	-	-	(2)	-	-	2	-
Common stock dividends and distributions	-	-	(32)	-	-	(26)	(58)
Balances at June 30, 2018	$-	$1	$1,859	$26	$(17)	$419	$2,288
Net income	-	-	-	21	-	28	49
Unrealized gain on derivatives, net of tax	-	-	-	-	3	3	6
Capital contributions from tax equity investors, net of distributions, noncash	-	-	-	-	-	17	17
Stock-based compensation	-	-	1	-	-	-	1
Proceeds from the issuance of Class C common stock	-	-	76	-	-	-	76
Non-cash adjustment for change in tax basis of property, plant and equipment	-	-	(1)	-	-	-	(1)
Common stock dividends and distributions	-	-	-	(34)	-	(27)	(61)
Balances at September 30, 2018	$-	$1	$1,935	$13	$(14)	$440	$2,375

Appendix Table A-1:  Three Months Ended September 30,2019, Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income (Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net (Loss) Income	$41	$6	$5	$(17)	$35
Plus:
Income Tax Expense	-	-	-	(11)	(11)
Interest Expense, net	13	63	5	23	104
Depreciation, Amortization, and ARO	26	80	7	-	113
Contract Amortization	1	16	1	-	18
Mark to Market (MtM) Losses on economic hedges	-	2	-	-	2
Other non-recurring charges	-	2	-	-	2
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	32	-	-	36
Non-Cash Equity Compensation	-	-	-	1	1
Adjusted EBITDA	$85	$201	$18	$(4)	$300

Appendix Table A-2: Three Months Ended September 30,2018, Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net (Loss) Income	$39	$55	$10	$(55)	$49
Plus:
Income Tax Expense	-	-	-	11	11
Interest Expense, net	13	36	4	20	73
Depreciation, Amortization, and ARO	26	53	6	-	85
Contract Amortization	1	15	1	-	17
Acquisition-related transaction and integration costs	-	-	-	17	17
Other non-recurring charges	(1)	3	(1)	-	1
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	33	-	-	36
Non-Cash Equity Compensation	-	-	-	1	1
Adjusted EBITDA	$81	$195	$20	$(6)	$290

Appendix Table A-3: Nine months ended September 30,2019, Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net (Loss) Income	$97	$(70)	$(5)	$(70)	$(48)
Plus:
Income Tax Expense	-	-	-	(14)	(14)
Interest Expense, net	44	210	13	65	332
Depreciation, Amortization, and ARO	76	193	20	-	289
Contract Amortization	4	46	2	-	52
Impairment Losses	-	-	19	-	19
Loss on Debt Extinguishment	-	1	-	-	1
Mark to Market (MtM) Losses on economic hedges	-	9	-	-	9
Acquisition-related transaction and integration costs	-	-	-	2	2
Other non-recurring charges	(2)	4	1	1	4
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	11	110	-	-	121
Non-Cash Equity Compensation	-	-	-	2	2
Adjusted EBITDA	$230	$503	$50	$(14)	$769

Appendix Table A-4: Nine months ended September 30,2018, Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net (Loss) Income	$107	$131	$24	$(117)	$145
Plus:
Income Tax Expense	-	-	-	17	17
Interest Expense, net	32	94	8	63	197
Depreciation, Amortization, and ARO	76	157	17	-	250
Contract Amortization	4	46	2	-	52
Acquisition-related transaction and integration costs	-	-	-	19	19
Other non-recurring charges	(4)	4	(1)	-	(1)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	10	92	-	-	102
Non-Cash Equity Compensation	-	-	-	2	2
Adjusted EBITDA	$225	$524	$50	$(16)	$783

Appendix Table A-5: Cash Available for Distribution Reconciliation

The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three months ended		Nine months ended
($ in millions)	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Adjusted EBITDA	$300	$290	$769	$783
Cash interest paid	(68)	(78)	(221)	(224)
Changes in prepaid and accrued liabilities for tolling agreements	72	70	12	8
Adjustments to reflect Walnut Creek investment payments	-	-	(5)	(1)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(71)	(67)	(172)	(166)
Distributions from unconsolidated affiliates	10	26	32	58
Changes in working capital and other	(19)	(26)	(41)	(62)

Cash from Operating Activities	224	215	374	396
Changes in working capital and other	19	26	41	62
Development expenses [6]	1	1	4	1
Return of investment from unconsolidated affiliates	20	4	37	22
Net contributions from(to) non-controlling interest [7]	(1)	(1)	(1)	8
Maintenance capital expenditures [8]	(6)	(8)	(12)	(24)
Principal amortization of indebtedness [9]	(83)	(84)	(229)	(225)
Cash receipt from notes receivable [10]	-	3	-	10
Adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to PG&E Bankruptcy	3	-	18	-
Cash Available for Distribution	$177	$156	$232	$250

[6]	Primarily relates to Thermal Development Expenses
[7]

Excludes $18 million of contributions in 2019 related to funding of Oahu tax equity partnership; Excludes $80 million in 2Q18 and $99 million of contributions in 2018 related to funding Buckthorn Solar tax equity partnership

[8]	Net of allocated insurance proceeds
[9]

Excludes $220 million in 2019 for Convertible Notes, $101 million repaid at Viento in connection with the Repowering Partnership, $22 million for revolver repayments, and $3 million for the refinancing of South Trent

[10]	Represents reimbursement of network upgrades

Appendix Table A-6: Nine months ended September 30, 2019, Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity in 2019:

Nine months ended
($ in millions)	9/30/2019
Sources
Proceeds from the issuance of long-term debt	$586
Net cash provided by operating activities	374
Return of investment from unconsolidated affiliates	37

Uses
Payments for long-term debt	(700)
Capital expenditures	(200)
Payment of dividends and distributions	(116)
Acquisitions	(100)
Buyout of Wind TE Holdco noncontrolling interest	(19)
Payments of debt issuance costs	(15)
Investments in unconsolidated affiliates	(14)
Other net cash outflows	(19)

Cash in total cash, cash equivalents, and restricted cash	$(186)

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2019 Full Year Guidance	2020 Full Year Guidance
Net Income	$20	$150
Income Tax Expense	3	30
Interest Expense, net	380	300
Depreciation, Amortization, and ARO Expense	405	410
Acquisition related transaction and integration costs	5	-
Other Non-Cash Charges	27	-
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	130	140
Adjusted EBITDA	970	1,030
Cash interest paid	(302)	(285)
Changes in prepaid and accrued liabilities for tolling agreements	4	8
Adjustment to reflect Walnut Creek investment payments	(5)	-
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(215)	(218)
Cash distributions from unconsolidated affiliates [11]	125	125
Cash from Operating Activities	577	660
Development Expense [12]	4	4
Net contributions to non-controlling interest [13]	(6)	(24)
Maintenance capital expenditures	(20)	(30)
Principal amortization of indebtedness [14]	(305)	(315)
Cash Available for Distribution	250	295
Add Back: Principal amortization of indebtedness	305	315
Adjusted Cash from Operations	$555	$610

[11]	Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
[12]	Primarily relates to Thermal Development Expenses
[13]	Includes tax equity proceeds and distributions to tax equity partners
[14]

2019 Guidance excludes $220 million in 2019 for Convertible Notes, $101 million repaid at Viento in connection with the Repowering Partnership, $22 million for revolver repayments, and $3 million for the refinancing of South Trent

Appendix Table A-8: Hawaii Solar Phase I and Repowering 1.0 5 Year Average CAFD

($ in millions)	Carlsbad (5 Year Avg. 2020-2024)	Hawaii Solar Phase I (5 Year Avg. 2020-2024)	Four Seasons Cayo Largo (5 Year Avg. 2020-2024)	Repowering 1.0 (5 Year Avg. 2020-2024)
Net Income	$30	$7.4	$0.6	$4
Interest Expense	32	7.5	-	(4)
Depreciation, Amortization, and ARO Expense	28	10.2	0.8	-
Adjusted EBITDA	90	25.1	1.4	-
Cash interest paid	(32)	(7.5)	-	4
Changes in prepaid and accrued liabilities for tolling agreements	(6)	-	-	-
Cash from Operating Activities	52	17.6	1.4	4
Net contributions to non-controlling interest	-	(9.8)	-	(7)
Maintenance capital expenditures	-	-	-	3
Principal amortization of indebtedness	(25)	(5.1)	-	12
Estimated Cash Available for Distribution	$27	$2.7	$1.4	$12

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution (CAFD) is Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, adjustments to reflect CAFD generated by unconsolidated investments that are unable to distribute project dividends due to the PG&E bankruptcy, cash receipts from notes receivable, cash distributions from noncontrolling interests, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, Walnut Creek investment payments, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.